Exhibit 10.61
THIRD SUPPLEMENTAL INDENTURE
               THIRD SUPPLEMENTAL INDENTURE, dated as of June 23, 2008 (this “Third Supplemental Indenture”), between TAL Advantage I LLC, a limited liability company organized under the laws of Delaware (the “Issuer”) and U.S. Bank National Association, a national banking association organized under the laws of the United States, as indenture trustee (the “Indenture Trustee”).
               WHEREAS, the Issuer and the Indenture Trustee are parties to an amended and restated indenture, dated as of April 12, 2006, as amended, modified or supplemented from time to time in accordance with its terms (the “Indenture”), providing, among other things, for the authentication, delivery and administration of the Notes described therein;
               WHEREAS, pursuant to Article X of the Indenture and subject to certain conditions stated therein, the Issuer and the Indenture Trustee may enter into a supplemental indenture in order to amend the Indenture; and
               WHEREAS, the Issuer desires to amend the Indenture in accordance with the terms and conditions set forth below;
               NOW THEREFORE, in consideration of the foregoing premises, the parties mutually agree as follows:
ARTICLE I
Definitions
          SECTION 1.1. Defined Terms. Terms for which meanings are provided in the Indenture are, unless otherwise defined herein or the context otherwise requires, used in this Third Supplemental Indenture with such meanings.
ARTICLE II
Amendments to the Indenture
          SECTION 2.1. Subject to the satisfaction of the conditions specified in Article III below and effective as of the Third Supplemental Indenture Effective Date (as defined herein), the Indenture shall be amended as follows:
     (a) Amendments to Appendix A to the Indenture (Master Index of Defined Terms).
          (i) Definition of Consolidated Subsidiaries. The following defined term is hereby inserted in Appendix A to the Indenture:
“Consolidated Subsidiaries: This term shall have the meaning given to such term in the Credit Agreement, as in effect on the Closing Date for the Series 2005-1 Supplement.”
          (ii) Definition of Consolidated Tangible Net Worth. The definition of “Consolidated Tangible Net Worth” is hereby deleted in its entirety and replaced with the following:

“Consolidated Tangible Net Worth. As of any date of determination with respect to a Person, the excess of: (a) the tangible assets of such Person and such Person’s Consolidated Subsidiaries calculated in accordance with GAAP plus the aggregate amount of Consolidated Funded Debt of the type specified in clause (3) of the definition of Consolidated Funded Debt, over (b) all Indebtedness of such Person and its Consolidated Subsidiaries; provided, however, that (i) in no event shall there be included in the above calculation any intangible assets such as patents, trademarks, trade names, copyrights, licenses, goodwill, organizational costs, amounts relating to covenants not to compete, or any impact from applications of FASB 133, (ii) securities included as such intangible assets shall be taken into account at their current market price or cost, whichever is lower, and (iii) in no event shall there be included in the above calculation, as of any date of determination, any assets or obligation arising under any interest rate hedging or under any similar type of agreement to the extent of the amount due to or by such Person if such agreement were to be terminated on such date of determination.”
     (b) For the avoidance of doubt, to the extent that any term set forth in Appendix A to the Indenture is defined by reference to the definition of such term in the Credit Agreement and to the extent the definition of such term in the Credit Agreement includes the term “Consolidated Tangible Net Worth,” the term “Consolidated Tangible Net Worth” shall be deemed to have the definition set forth in Section 2.1(a)(ii) of this Third Supplemental Indenture.
ARTICLE III
Conditions Precedent
          SECTION 3.1. This Third Supplemental Indenture shall become effective as of the date upon which the following conditions precedent shall be satisfied (the “Third Supplemental Indenture Effective Date”):
     (a) execution and delivery of this Third Supplemental Indenture by the parties hereto, with the executed consent of Financial Guaranty Insurance Company as the Control Party;
     (b) delivery to the Indenture Trustee of an Opinion of Counsel pursuant to Section 1003 of the Indenture, stating that all conditions precedent for the execution of this Third Supplemental Indenture have been satisfied;
     (c) written notification from each Rating Agency that the execution of this Third Supplemental Indenture (as it relates to the amendments set forth in Section 2.1 herein) will not result in the reduction or withdrawal of its then-current rating of any Series of Notes then Outstanding including any underlying rating in respect of such Series of Notes issued to a Series Enhancer without giving effect to the related Series Enhancement;
     (d) execution by the Issuer of an Officer’s Certificate to the effect that this Third Supplemental Indenture is being entered into without the consent of Noteholders in order to make provisions with respect to matters or questions arising under the Indenture substantially in the form of the Officer’s Certificate attached as Exhibit A hereto; and
     (e) satisfaction of the conditions to effectiveness set forth in the Letter Agreement, dated as of the date hereof, by and among the Issuer and Financial Guaranty Insurance Company.

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ARTICLE IV
Miscellaneous
          SECTION 4.1. Limitation of Right. Except as expressly set forth in this Third Supplemental Indenture, this Third Supplemental Indenture shall be binding upon the Issuer, the Noteholders and their respective successors and permitted assigns and shall not inure to the benefit of any Person other than the parties hereto, the Noteholders and the Manager as provided herein. Notwithstanding the previous sentence, the parties hereto, the Seller and the Manager acknowledge that each Hedge Counterparty and any Series Enhancer for a Series of Notes is an express third party beneficiary hereof entitled to enforce its rights hereunder as if actually a party hereto.
          SECTION 4.2. Successors and Assigns. All provisions of this Third Supplemental Indenture shall bind the parties hereto and their permitted successors and assigns and inure to the benefit of their respective successors and assigns, whether so expressed or not.
          SECTION 4.3. Governing Law. THIS THIRD SUPPLEMENTAL INDENTURE SHALL BE CONSTRUED BY AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, INCLUDING SECTION 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW BUT OTHERWISE WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICTS OF LAW, AND THE RIGHTS, OBLIGATIONS AND REMEDIES OF THE PARTIES HERETO SHALL BE DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
          SECTION 4.4. Severability Clause. In case any provision in this Third Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.
          SECTION 4.5. Ratification of Indenture; Third Supplemental Indenture Part of Indenture. Except as expressly supplemented hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Third Supplemental Indenture shall form a part of the Indenture for all purposes, and every Noteholder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.
          SECTION 4.6. Counterparts. The parties hereto may sign one or more copies of this Third Supplemental Indenture in counterparts, all of which together shall constitute one and the same agreement.
          SECTION 4.7. Headings. The headings of the Articles and the Sections in this Third Supplemental Indenture are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.
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     IN WITNESS WHEREOF, the parties hereto have caused this Third Supplemental Indenture to be duly executed as of the date first above written.

TAL ADVANTAGE I LLC, as Issuer

By:	TAL International Container Corporation, its manager

By:

Name:
Title:
TAL Advantage I LLC Third Supplemental Indenture

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U.S. BANK NATIONAL ASSOCIATION, as Indenture Trustee
By:
Name:
Title:

TAL Advantage I LLC Third Supplemental Indenture

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Consented to as of the date first above written:
FINANCIAL GUARANTY INSURANCE COMPANY,
     as Series Enhancer (Series 2005-1 and Series 2006-1) and Control Party

By:	Name:
Title:
TAL Advantage I LLC Third Supplemental Indenture

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